UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 1, 2009

Virginia Electric and Power Company
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	1-2255 (Commission File Number)	54-0418825 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2009, Thomas N. Chewning retired as Director of Virginia Electric and Power Company (the “Company”) and Mark F. McGettrick was elected a Director of the Company.  Mr. McGettrick has also been appointed to serve on the Executive Committee of the Company effective June 1, 2009.  Since January 1, 2009, there have been no related party transactions involving Mr. McGettrick and the Company that were required either to be approved under the Company’s policies or reported under Securities and Exchange Commission related party transaction rules.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 1, 2009, the Board of Directors of the Company adopted amended and restated Bylaws effective as of such date.   The Bylaws were amended and restated to implement the following revisions:

Article III.  Annual Meeting.  This section was revised to change the date of the Company’s annual shareholder meeting from the fourth Friday in April to any date during the period from May 1 through May 31 as determined by the Board of Directors from year to year.

Article XII.  Meetings of Directors and Quorum.  This section was revised to add the title of Chief Executive Officer as an officer authorized to call a special meeting of the Board of Directors.

Article XIII.  Action Without a Meeting.  This section was revised to allow an electronic transmission to be included as a form of written consent.

Article XV.  Eligibility of Officers.  This section was revised to remove the provision that any President of the Company shall also be a Director.

The foregoing is a brief description of the amendments to the Company’s Bylaws and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws which are filed as Exhibit 3.1.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
3.1	Virginia Electric and Power Company Bylaws Amended and Restated, effective June 1, 2009 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA ELECTRIC AND POWER COMPANY Registrant

/s/ Carter M. Reid
Carter M. Reid Vice President – Governance and Corporate Secretary

Date:  June 3, 2009